___% PREFERRED

                           METROPOLITAN EDISON COMPANY

                        Notice of Guaranteed Delivery of
      Shares of Cumulative Preferred Stock, ___% Series ($100 stated value)


This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Cumulative Preferred Stock, ___% Series ($100 stated value) (the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the applicable Letter of Transmittal to be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary, on or prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by mail, or by facsimile transmission, to the Depositary. See Section 4--"Procedure for Tendering Shares" in the Offer to Purchase (as defined below). THE ELIGIBLE INSTITUTION (AS DEFINED BELOW) WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND EITHER THE APPLICABLE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES MUST BE DELIVERED TO THE DEPOSITARY OR THE DEPOSITARY MUST RECEIVE CONFIRMATION OF BOOK-ENTRY TRANSFER OF THE SHARES TO THE DEPOSITARY'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY OR THE PHILADELPHIA DEPOSITORY TRUST COMPANY WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE). Failure to do so could result in a financial loss to such Eligible Institution.


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                              To: CHASEMELLON SHAREHOLDER SERVICES, L.L.C., DEPOSITARY

                  By Mail:                    Facsimile Transmission:           By Hand or Overnight Courier:
  ChaseMellon Shareholder Services, L.L.C.         (201) 329-8936          ChaseMellon Shareholder Services, L.L.C.
                P.O. Box 798                                                      Reorganization Department
              Midtown Station                     Confirm Receipt                  120 Broadway, 13th Floor
             New York, NY 10018                      of Notice                        New York, NY 10271
                                                  of Guaranteed
                                                   Delivery by
                                                   Telephone:
                                                 (201) 296-4209
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE
WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS TO BE USED FOR THE TENDER OF SHARES OF CUMULATIVE PREFERRED STOCK, ___% SERIES ($100 STATED VALUE) ONLY. ANY PERSON DESIRING TO TENDER SHARES OF ANY OTHER SERIES OF PREFERRED FOR WHICH THE COMPANY IS MAKING A TENDER OFFER MUST SUBMIT THE NOTICE OF GUARANTEED DELIVERY RELATING TO THAT SPECIFIC SERIES.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Metropolitan Edison Company, a Pennsylvania corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 13, 1996 (the "Offer to Purchase"), and the applicable Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer"), receipt of which hereby is acknowledged, the number of Shares of the Cumulative Preferred Stock, ___% Series ($100 stated value) of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 4--"Procedure for Tendering Shares" in the Offer to Purchase.

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
---------------------------------------------------------         --------------------------------------------------------
Number of  ___% Shares:                                           Signature
---------------------------------------------------------         --------------------------------------------------------
Certificate Nos. (if available):                                  Name(s) of Record Holder(s)
                                                                  (Please Print)
---------------------------------------------------------         --------------------------------------------------------
If ____% Shares will be tendered by book-entry                    Address
transfer: Name of Tendering Institution:


---------------------------------------------------------         --------------------------------------------------------
Account No. at (check one)                                        Area Code and Telephone Number
o The Depository Trust Company
o The Philadelphia Depository Trust Company
---------------------------------------------------------         --------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned financial institution (including most banks, savings and loan associations and brokerage houses)
that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") guarantees to deliver to the Depositary at one of its addresses set forth above (i)
certificate(s) for the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter(s) of Transmittal, with any required signature guarantee(s) and any other required documents, or (ii) a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository
Trust Company or The Philadelphia Depository Trust Company, all within three New York Stock Exchange trading days after the Expiration Date.

  ____________________________________________________        ____________________________________________________
                      NAME OF FIRM                                            AUTHORIZED SIGNATURE

  ____________________________________________________        ____________________________________________________
                         ADDRESS                                                      NAME

  ____________________________________________________        ____________________________________________________
                  CITY, STATE, ZIP CODE                                               TITLE

  ____________________________________________________        ____________________________________________________
             AREA CODE AND TELEPHONE NUMBER

DATED: _________________________________________ , 1996

DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR CERTIFICATES MUST BE SENT WITH THE APPLICABLE LETTER OF TRANSMITTAL.
--------------------------------------------------------------------------------------------------------------------
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